Exhibit 4.2

B. PURCHASE AND EXCHANGE INFORMATION

The below purchase and exchange information is submitted by the Subscriber in order to indicate into which of the FuturesAccess Funds the Subscriber wishes to purchase or exchange (and in the case of an exchange, the FuturesAccess Funds from which the the Subscriber wishes to redeem).

1). Subscription Amount(s):

In an effort to assist the Subscriber in purchasing Units within the Merrill Lynch FuturesAccess℠ Program, please note the following:

1. Minimum subscription: $10,000 in any single FuturesAccess Fund;
2. Minumum for additional subscription is $5,000 and in multiples of $1,000 above that; and
3. Merrill Lynch officers and employees receive Class I Units.

For Sample Only

C. PURCHASES

Please indicate, in dollars, the amount of each FuturesAccess Fund you would like to purchase.

	Check the appropriate Unit class				Enter Dollar Amount
ML APM GLOBAL COMMODITY FUTURESACCESS LLC	Class A ☐	Class C ☐	Class D ☐	Class I ☐	$
ML APPLETON FUTURESACCESS LLC	Class A ☐	Class C ☐	Class D ☐	Class I ☐	$
ML ASPECT FUTURESACCESS LLC	Class A ☐	Class C ☐	Class D ☐	Class I ☐	$
ML CHESAPEAKE FUTURESACCESS LLC	Class A ☐	Class C ☐	Class D ☐	Class I ☐	$
ML CORNERSTONE FUTURESACCESS LLC	Class A ☐	Class C ☐	Class D ☐	Class I ☐	$
ML MAN BAYSWATER FUTURESACCESS LLC	Class A ☐	Class C ☐	Class D ☐	Class I ☐	$
ML TRANSTREND DTP ENHANCED FUTURESACCESS LLC	Class A ☐	Class C ☐	Class D ☐	Class I ☐	$
ML WINTON FUTURESACCESS LLC	Class A ☐	Class C ☐	Class D ☐	Class I ☐	$
ML SYSTEMATIC MOMENTUM FUTURESACCESS LLC	Class A ☐	Class C ☐	Class D ☐	Class I ☐	$
ML TREND-FOLLOWING FUTURES FUND L.P. ☐					$

Total to be invested in FuturesAccess at this time: ______

Please check if subsequent purchase ☐

UPFRONT SALES COMMISSION PERCENTAGE (ON PURCHASE OF CLASS D OR CLASS I UNITS):

Please fill in the applicable upfront sales commission percentage: ______ %

AIFUT AI Managed Futures U.S. Investors FuturesAccess Program Subscription and Exchange Agreement Signature Page SP-3

D. EXCHANGES

In exchanging Units of one FuturesAccess Fund for another within the FuturesAccess Program, please note the following:

1). Exchange notification must be received by MLAI no later than 10 calendar days prior to the intended calendar month-end.

2). If you exchange out of a FuturesAccess Fund and your remaining investment in such FuturesAccess Fund would be less than $10,000, you must exchange out of your entire investment in such FuturesAccess Fund.

3). The section below entitled "UNITS TO BE EXCHANGED FROM" requires the Subscriber to indicate the NUMBER OF UNITS to be exchanged or sold, not the dollar amount. In the section entitled "UNITS TO BE EXCHANGED INTO," the Subscriber must indicate the percentage of the proceeds from the redeemed FuturesAccess Fund(s) which he/she would like invested into the new FuturesAccess Fund.

Please be sure to allocate 100% of exchange proceeds

UNITS TO BE EXCHANGED FROM FUTURESACCESS FUND	No. OF UNITS	UNITS TO BE EXCHANGED INTO EXCHANGE FUTURESACCESS FUND	%OF PROCEEDS
ML APM GLOBAL COMMODITY FUTURESACCESS LLC		**ML APM GLOBAL COMMODITY FUTURESACCESS LLC**	%
Class A			
Class C			
Class D			
Class I			
ML APPLETON FUTURESACCESS LLC		**ML APPLETON FUTURESACCESS LLC**	%
Class A			
Class C			
Class D			
Class I			
ML ASPECT FUTURESACCESS LLC		**ML ASPECT FUTURESACCESS LLC**	%
Class A			
Class C			
Class D			
Class I			
ML CHESAPEAKE FUTURESACCESS LLC		**ML CHESAPEAKE FUTURESACCESS LLC**	%
Class A			
Class C			
Class D			
Class I			

For Sample Only

AIFUT AI Managed Futures U.S. Investors FuturesAccess Program Subscription and Exchange Agreement Signature Page SP-4

The Merrill Lynch FuturesAccessSM

U.S. Investors                                                                           The Merrill Lynch FuturesAccessSM
Program to Access Managed Futures Funds

Subscription and Exchange Agreement

SIGNATURE REQUIRED

Merrill Lynch Alternative Investments LLC                     August 2007

Princeton Corporate Campus
800 Scudders Mill Road
Section 2G
Plainsboro, New Jersey 08536
(866) MER-ALTS
(866) 637-2587

Merrill Lynch, Pierce, Fenner & Smith
Incorporated
Selling Agent

Offerree Label Here	THE FUTURESACCESS FUNDS AVAILABLE THROUGH THE MERRILL LYNCH FUTURESACCESSSM PROGRAM ARE SPECULATIVE INVESTMENTS. THE UNITS ARE ONLY SUITABLE FOR A LIMITED PORTION OF THE RISK SEGMENT OF A PORTFOLIO.

THESE ARE SPECULATIVE SECURITIES

A COMPLETED SUBSCRIPTION AND EXCHANGE AGREEMENT SIGNATURE PAGE (ATTACHED HERETO) MUST BE DELIVERED TO YOUR FINANCIAL ADVISOR.

IF YOU HAVE ANY QUESTIONS ABOUT HOW TO COMPLETE THE SUBSCRIPTION AND EXCHANGE AGREEMENT SIGNATURE PAGE, PLEASE CONTACT YOUR MERRILL LYNCH FINANCIAL ADVISOR OR A REPRESENTATIVE OF MERRILL LYNCH ALTERNATIVE INVESTMENTS LLC AT (866) MER-ALTS; (866) 637-2587.

ONLY PERSONS WHO ARE U.S. INVESTORS WHICH ARE “ACCREDITED INVESTORS” MAY INVEST IN THE UNITS.

THE MERRILL LYNCH FUTURESACCESSSM PROGRAM
to access
SINGLE-ADVISOR MANAGED FUTURES FUNDS

FUTURESACCESS PROGRAM SUBSCRIPTION
AND EXCHANGE AGREEMENT

For Use by U.S. Investors

How to Invest in FuturesAccess
General

Merrill Lynch Alternative Investments LLC (“MLAI”) has attempted to minimize the paperwork normally associated with investors (“Investors”) participating in private placements in general and in the Merrill Lynch Futures AccessSM Program (“FuturesAccess”) in particular.  All information which Investors must complete is included in the Signature Page attached to this FuturesAccess Program Subscription and Exchange Agreement (“Subscription Agreement”).  Acceptance of your Subscription Agreement entitles you to participate in any fund included in FuturesAccess (a “FuturesAccess Fund”), including any new FuturesAccess Funds added in the future (subject to availability).

Investors participating in the FuturesAccess Funds through both taxable and tax-exempt accounts must submit separate Signature Pages for each such account (unless their Financial Advisor informs them otherwise).

Investors must submit a new Signature Page each time they wish to invest in or exchange into a FuturesAccess Fund.

Only the detachable Signature Page attached hereto must be submitted to your Financial Advisor, not the full Subscription Agreement.  Your Financial Advisor must countersign your Signature Page.  Please give the Signature Page to your Financial Advisor to send to MLAI.

If you have any questions as to how to complete the Signature Page or need additional Subscription Agreements or Signature Pages, please contact your Financial Advisor or:

Merrill Lynch Alternative Investments LLC
Princeton Corporate Campus
800 Scudders Mill Road
Section 2G
Plainsboro, New Jersey 08536
(866) MER-ALTS; (866) 637-2587

Steps to Investing

1.
Read and carefully review the Confidential Program Disclosure Document, which is comprised of the Part One (A) Confidential Program Document:  FuturesAccess Program General Information, Part Two Confidential Program Disclosure Document:  Statement of Additional Information and Part One (B) Confidential Program Disclosure Document:  Trading Advisor Information (collectively referred to as the “Confidential Program Disclosure Document”) relating to the FuturesAccess Fund into which you are considering investing or exchanging.  Capitalized terms used herein but not defined shall have the meanings assigned to them in the Confidential Program Disclosure Document.

__________________
U.S. Investors
FuturesAccess Program Subscription and Exchange Agreement

2.	Read and carefully review this Subscription Agreement and the Signature Page attached hereto.

3.	Consult with your Financial Advisor as to which of the FuturesAccess Funds (if any) are suitable for your portfolio.

4.	Complete and detach the Signature Page providing the information requested and indicating the specific FuturesAccess Fund(s) you have selected.

5.	Give the completed Signature Page to your Financial Advisor. Your Financial Advisor will review and countersign the Signature Page and forward it to MLAI.

6.
To invest in or exchange among FuturesAccess Funds, you must submit a completed Signature Page to your Financial Advisor no less than 10 days prior to the effective month-end of your investment of exchange.  All subscriptions into and exchanges among FuturesAccess Funds are subject to the availability of the applicable FuturesAccess Fund(s) and to acceptance by MLAI.

7.
Your Merrill Lynch Account will be debited on or about each monthly closing date in the amount of your subscription, which will be invested directly in the FuturesAccess Fund(s).  No interest will be payable with respect to any such subscriptions.

8.	Your Financial Advisor will inform you when your Merrill Lynch Account will be debited in the amount of your investment, as well as the date when any exchange will be effective.

The subscriber (“Subscriber”) may invest in FuturesAccess through taxable accounts as well as through individual retirement accounts (“IRAs”) and other tax-exempt accounts.  Investments by the Subscriber and by related tax-exempt as well as taxable accounts (including certain investments for the benefit of immediate family members of the Subscriber) may be combined for purposes of meeting FuturesAccess minimums (see “Offering Procedures – Classes of Units” in the Part One (A) Confidential Program Disclosure Document:  FuturesAccess Program General Information).  A separate Signature Page must be completed for each such account.  If any of the accounts listed on the Signature Page include plans subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), such as IRAs, or plans that are subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), the Subscriber must represent on the Signature Page that the aggregation of such plans with other accounts for any purpose relating to FuturesAccess or the Merrill Lynch HedgeAccess® Program (“HedgeAccess”) does not result in an act of self-dealing under the prohibited transaction provisions of Section 4975 of the Code or Section 406 of ERISA.

The Subscriber should complete the “Related Accounts” section of the Signature Page if the Subscriber wishes to combine related accounts.

__________________
U.S. Investors
FuturesAccess Program Subscription and Exchange Agreement

Multiple Classes of Units

Four Classes of Units are generally offered by the FuturesAccess Funds:  Class A, Class C, Class I and Class D. Each Class is subject to a different fee structure, and Class I and Class D are subject to certain eligibility requirements.  The Units of the Trend-Following Fund currently are not divided into Classes.

Subscribers may choose between Class A Units (upfront sales commission; lower ongoing Sponsor Fees) and Class C Units (no upfront sales commission; higher ongoing Sponsor Fees).  There is no minimum “Program Investment” (defined below) required to invest in Class A or Class C Units (other than the $10,000 minimum subscription amount required to invest in a particular FuturesAccess Fund or FuturesAccess overall).

If a Subscriber instructs MLAI to combine subscriptions or investments involving any plan subject to Section 4975 of the Code or the provisions of ERISA, the Subscriber is deemed to represent that the aggregation of such plans with other accounts for any purpose relating to FuturesAccess or HedgeAccess does not result in an act of self-dealing under the prohibited transaction provisions of Section 4975 of the Code or Section 406 of ERISA.

Prior to April 1, 2006, an Investor’s class eligibility was determined based on such Investor’s aggregate subscriptions (excluding exchanges) in FuturesAccess overall as well as, in the case of Class D Units, aggregate subscriptions (including exchanges) into a particular FuturesAccess Fund, and redemptions were not netted against subscriptions for purposes of determining Class I and Class D eligibility.  Effective April 1, 2006, an Investor’s Class I and Class D eligibility is determined not on the basis of aggregate subscriptions, but on the basis of an Investor’s total FuturesAccess Investment in FuturesAccess overall as well as, in the case of Class D Units, a particular FuturesAccess Fund, and an Investor’s redemptions will effectively be netted against such Investor’s subscriptions for purposes of determining Class I and Class D eligibility.

An Investor’s “FuturesAccess Investment,” determined as of the beginning of each month, equals the greater of:

•
the market value of an Investor’s outstanding Units in FuturesAccess (or a particular FuturesAccess Fund, as applicable) based on the most recently available Net Asset Values, plus pending subscriptions; or

•
an Investor’s net subscriptions to FuturesAccess overall (or a particular FuturesAccess Fund, as applicable).  Net subscriptions means an Investor’s aggregate subscriptions less aggregate redemptions (not including pending redemptions).

Except for purposes of determining Class D eligibility in a particular FuturesAccess Fund, the purchase and sale of Units in an exchange offset each other and have no effect on the amount of an Investor’s net subscriptions to FuturesAccess overall.

FuturesAccess Investments attributable to certain related accounts may be combined for purposes of determining an Investor’s Class I and Class D eligibility.  In addition, Investors who participate in HedgeAccess (private investment funds that primarily trade securities rather than futures and forward contracts) are permitted to aggregate their investments in FuturesAccess and HedgeAccess for purposes of determining such Investors’ Class I and Class D eligibility, as well as determining sales commissions applicable to their purchases of Class A Units.

There is no minimum FuturesAccess Investment required to invest in Class A or Class C Units (other than the $10,000 minimum investment in any FuturesAccess Fund).

__________________
U.S. Investors
FuturesAccess Program Subscription and Exchange Agreement

New Investors whose initial subscription equals or exceeds $5,000,000 will be issued Class I Units, where available, in each FuturesAccess Fund in which they invest.  If an existing Investor whose FuturesAccess Investment is less than $5,000,000 makes an additional subscription which causes such Investor’s FuturesAccess Investment to equal or exceed $5,000,000 (including the new subscription), the entire new subscription will be invested in Class I Units.  The Investor’s existing Units (if any) will not be converted from Class A or Class C (as the case may be) to Class I Units, but all subsequent subscriptions and exchanges made by such Investor will be for Class I Units.

Class D eligibility is determined on both an individual FuturesAccess Fund and an overall FuturesAccess basis.  For Investors whose initial subscription to any one FuturesAccess Fund equals or exceeds $5,000,000, the Investor will receive Class D Units, where available, in that FuturesAccess Fund.  If an Investor, whose FuturesAccess Investment in a particular FuturesAccess Fund is less than $5,000,000, makes an additional subscription or exchange into that FuturesAccess Fund which causes such Investor’s FuturesAccess Investment to equal or exceed $5,000,000 (including the new subscription or exchange), the entire new subscription or exchange into that FuturesAccess Fund will be invested in Class D Units.  The Investor’s existing Units in that FuturesAccess Fund will not be converted to Class D Units, but all subsequent subscriptions or exchanges made by such Investor into the same FuturesAccess Fund will be for Class D Units.  However, notwithstanding the fact that an Investor’s FuturesAccess Investment in a particular FuturesAccess Fund equals or exceeds $5,000,000, if that Investor invests or exchanges into another FuturesAccess Fund in which such Investor’s FuturesAccess Investment is less than $5,000,000, such Investor will not receive Class D Units in such other FuturesAccess Fund (except as described in the next paragraph).

New Investors whose initial subscription equals or exceeds $15,000,000 will be issued Class D Units in each FuturesAccess Fund in which they invest and which offers different Classes of Units, irrespective of whether such Investor’s FuturesAccess Investments in any one FuturesAccess Fund equals or exceeds $5,000,000.  If an existing Investor whose FuturesAccess Investment is less than $15,000,000 makes an additional subscription immediately after which such Investor’s FuturesAccess Investment equals or exceeds $15,000,000 (including the new subscription), the entire new subscription will be invested in Class D Units.  The Investor’s existing Units will not be converted to Class D Units, but all subsequent subscriptions and exchanges made by such Investor will be for Class D Units.

Subscriptions made to all FuturesAccess Funds are aggregated for purposes of determining whether an Investor will receive Class I Units, and for purposes of determining whether an Investor’s subscriptions to multiple FuturesAccess Funds permit such Investor to receive Class D Units.

Prior to April 1, 2006, Redemptions were not netted against subscriptions for purposes of determining Class I or Class D Unit eligibility.  After April 1, 2006, Redemptions are netted against subscriptions for purposes of determining Class I or Class D Unit eligibility.  For subscriptions effective on or after April 1, 2006, Class D and Class I eligibility will be determined not on the basis of aggregate subscriptions, but on the basis of an Investor’s total “FuturesAccess Investment” in FuturesAccess overall as well as, in the case of Class D Units, a particular FuturesAccess Fund, as described above.

Once an Investor is issued Class I or Class D Units, such Investor will continue to be issued Class I or Class D Units (as applicable) irrespective of the level of such Investor’s FuturesAccess Investment at any future date.  However, if an Investor withdraws entirely from FuturesAccess or a particular FuturesAccess Fund and subsequently reinvests, such Investor’s Class I and/or Class D Unit eligibility will be determined from the date of such reinvestment as if the Investor had never previously participated in FuturesAccess or such FuturesAccess Fund.

Merrill Lynch officers and employees invest in Class I Units without regard to the $5,000,000 minimum FuturesAccess Investment requirement.  Such exemption from the minimum FuturesAccess Investment requirement will not be generally available to other Investors.

__________________
U.S. Investors
FuturesAccess Program Subscription and Exchange Agreement

Certain Merrill Lynch clients may invest in Class I Units on different terms than those described herein, depending on the type of Merrill Lynch Account held by such clients.  In addition, FuturesAccess Funds may from time to time offer to certain Merrill Lynch clients a customized Class of Units having different financial terms than those described herein, provided that doing so does not have a material adverse effect on existing Investors.  Such customized Classes will generally be designated for Investors who are subject to additional fees on their investments in FuturesAccess Funds depending on the type of Merrill Lynch Account held by such Investors, but also may be so designated for other reasons.

Although the Units of the Trend-Following Fund currently are not divided into Classes, amounts subscribed to or redeemed from the Trend-Following Fund will be included in the calculation of an Investor’s FuturesAccess Investment in determining such Investor’s class eligibility with respect to the other FuturesAccess Funds.

Investors who are “Qualified Purchasers” (generally, individuals with $5,000,000 and entities with $25,000,000 of “Net Investments”) may also participate in HedgeAccess, which provides access to “hedge funds” (private investment funds which primarily trade securities).  Investors who participate in both Programs may aggregate their investments in both Programs toward the minimum investment levels established for acquiring Class I and Class D Units established for HedgeAccess and vice versa.  In deciding whether to aggregate investments, fiduciaries of IRAs and fiduciaries of plans that are subject to ERISA must ensure that such combination does not result in an act of self-dealing under the prohibited transaction provisions of Section 4975 of the Code or Section 406 of ERISA.

The Exchange Privilege

Subject to any restrictions imposed by the various FuturesAccess Funds (either temporarily or on an ongoing basis), Investors may generally exchange their Units in any FuturesAccess Fund for those of any other FuturesAccess Fund (subject to FuturesAccess Fund availability and Investor eligibility) as of the end of each calendar month on at least 10 days’ prior notice.

Exchanges are generally made between Units of the same Class (except as described below) at Net Asset Value as of the effective date of the exchange.  However, the Units of the Trend-Following Fund currently are not divided into Classes, and accordingly, Investors exchanging into the Units of the Trend-Following Fund will receive Units of a single Class.  Amounts subscribed to or redeemed from the Trend-Following Fund will, however, be included in the calculation of an Investor’s FuturesAccess Investment in determining such Investor’s Class eligibility when exchanging Units of the Trend-Following Fund for Units of the other FuturesAccess Funds.

An Investor exchanging Class A, Class C or Class I Units in a FuturesAccess Fund for Units in another FuturesAccess Fund will generally receive Units of the same Class in such other FuturesAccess Fund.  However, if an exchange brings an Investor’s FuturesAccess Investments in a particular FuturesAccess Fund to or over the $5,000,000 threshold, the entire exchange will be invested in Class D Units.  The Investor’s existing Units in such FuturesAccess Fund will not be converted to Class D Units, but all subsequent subscriptions and exchanges by such Investor into such FuturesAccess Fund will be for Class D Units.

An Investor exchanging Class D Units in a FuturesAccess Fund for Units in another FuturesAccess Fund will be issued Class I Units in the latter if the Investor’s FuturesAccess Investments in the latter FuturesAccess Fund total less than $5,000,000 and such Investor’s FuturesAccess Investments in FuturesAccess overall do not equal or exceed $15,000,000.  See the rules regarding exchanges of Class D Units, discussed in the “Summary — General Terms of the Classes of Units” in the Part One (A) Confidential Program Document:  FuturesAccess Program General Information.

The same Class of Units may be subject to different brokerage commissions as well as different Management and Performance Fees in different FuturesAccess Funds.

__________________
U.S. Investors
FuturesAccess Program Subscription and Exchange Agreement

Exchanges are permitted into a FuturesAccess Fund in $10,000 minimums.  There are no minimum increments in which exchanges must be made.  Exchanges into a FuturesAccess Fund may be aggregated with subscriptions into such FuturesAccess Fund by the same Investor.  In deciding whether to aggregate exchanges and subscriptions, fiduciaries of IRAs and fiduciaries of plans that are subject to ERISA must ensure that such combination does not result in an act of self-dealing under the prohibited transaction provisions of Section 4975 of the Code or Section 406 of ERISA.

If, immediately following an exchange out of a FuturesAccess Fund, an Investor would have an investment of less than $10,000 in such FuturesAccess Fund, such Investor must exchange out of such Investor’s entire investment in such FuturesAccess Fund.

No sales commissions, redemption or exchange charges will be assessed on any exchange.  Class A Units acquired in an exchange will be treated as if they have been outstanding since the date of their initial issuance for purposes of determining the ongoing compensation due to the Selling Agent (which begins only in the thirteenth month after Class A Units are issued).  Otherwise, an exchange into the Units of a given FuturesAccess Fund will be made on the same terms as making a new subscription for such Units.  Any accrued Performance Fees will be assessed when an Investor exchanges out of a FuturesAccess Fund.

For tax purposes, exchanges will be treated as redemptions from the FuturesAccess Fund(s) from which Units are exchanged and subscriptions into the FuturesAccess Fund(s) into which Units are exchanged.

Units acquired in an exchange are indistinguishable from Units acquired with a new subscription (except in respect of determining ongoing compensation due in respect of Class A Units).  If there is a loss carryforward with respect to the Performance Fee calculation for a FuturesAccess Fund out of which an Investor exchanges, that loss carryforward will be forfeited and will have no effect on the calculation of the Performance Fee due in respect of the FuturesAccess Fund into which such Investor exchanges.

Only whole Units will be issued or may be exchanged.  Any dollar amounts exchanged which cannot be reinvested into whole Units will be credited to the exchanging Investor’s Merrill Lynch Account.

MLAI reserves the right to restrict or terminate the Exchange Privilege at any time.  See “Restriction, Suspension or Termination of the Exchange Privilege,” below.  NO ONE SHOULD INVEST IN FUTURESACCESS IN RELIANCE ON THE EXCHANGE PRIVILEGE.

A new Signature Page must be submitted for each purchase or exchange, even if an Investor already owns Units of the FuturesAccess Fund(s) into which the purchase or exchange is being made.

ALTHOUGH FUTURESACCESS ALLOWS INVESTORS TO REALLOCATE INVESTMENTS THROUGH EXCHANGES AMONG FUTURESACCESS FUNDS, INVESTORS SHOULD BE AWARE THAT FUTURESACCESS IS NOT DESIGNED TO ENCOURAGE FREQUENT EXCHANGES, WHICH MAY DETRACT FROM RETURNS.

__________________
U.S. Investors
FuturesAccess Program Subscription and Exchange Agreement

THE MERRILL LYNCH FUTURESACCESSSM PROGRAM

FUTURESACCESS PROGRAM SUBSCRIPTION AND EXCHANGE
AGREEMENT

For Use by U.S. Investors

This Subscription Agreement relates to your participation in one or more FuturesAccess Funds included in FuturesAccess.  You must identify the particular FuturesAccess Funds(s) into which you wish to invest or exchange on the Signature Page attached hereto.  You must submit a new Signature Page each time you wish to invest in or exchange among FuturesAccess Funds.

___________________

The Subscriber must complete the attached Signature Page indicating the specific FuturesAccess Fund(s) to which such Subscriber wishes to subscribe, or into which the Subscriber wishes to exchange, and acknowledging receipt of the Confidential Program Disclosure Document.

By completing and executing the Signature Page, the Subscriber is confirming that the Subscriber has the level of financial sophistication necessary to evaluate the merits and risks of specialized, non-traditional investments such as the FuturesAccess Funds, and understands that the speculative and illiquid nature of an investment in one or more of the FuturesAccess Funds makes such investment suitable only for a limited portion of the Subscriber’s portfolio.

The Subscriber also understands and agrees that, although MLAI will use reasonable efforts to keep the information provided in each Signature Page strictly confidential, MLAI and/or one or more FuturesAccess Funds and/or MLAI may present the Signature Page and the information provided therein to such parties as MLAI deems advisable if called upon to establish the availability under any applicable law of an exemption from registration for the Units, to the extent necessary for any of the FuturesAccess Funds, MLAI or any of their respective affiliates, to comply with applicable law, if such information is or may be relevant to an issue in any action, suit or proceeding to which any FuturesAccess Fund, MLAI or any of their respective affiliates is a party or by which any of the foregoing are or may be bound, or upon the request of any regulatory, governmental or self-regulatory authority.

I.           Representations, Warranties and Agreements of the Subscriber.  As an inducement to MLAI to accept the Subscriber’s Subscription Agreement, the Subscriber represents and warrants to MLAI and the applicable FuturesAccess Fund(s) as follows:

A.           Authority and Eligibility

(1)	(a)
If an individual, the Subscriber (including each individual joint Subscriber) is at least 21 years old and is legally competent to execute and deliver the Signature Page and to comply with the terms of this Subscription Agreement.

(b)	(i)
If an entity (e.g., a corporation, partnership, limited liability company or trust), the Subscriber is duly authorized and qualified to become an Investor.  If the Subscriber is a passive investment vehicle, the sponsor of the Subscriber either is duly registered as a “commodity pool operator” with the Commodity Futures Trading Commission and a member in good standing of the National Futures Association in such capacity or is exempt from doing so.

__________________
U.S. Investors
FuturesAccess Program Subscription and Exchange Agreement

(ii)           The person (the “Signatory”; the Subscriber and the Signatory to be referred to collectively as the “Subscriber”, unless the context otherwise requires) executing and delivering the Signature Page or making an investment or exchange into or from any FuturesAccess Fund on behalf of the Subscriber has been duly authorized by the Subscriber to do so.  The Subscriber has full power and authority to comply with the terms of this Subscription Agreement, as well as to discharge its obligations to the applicable FuturesAccess Funds, including under the General Form of Operating Agreement of the FuturesAccess Funds (the “Operating Agreement”).

Entity Subscribers must confirm that they are authorized to invest in the FuturesAccess Funds, each of which is a speculative, non-traditional investment.  Many Entity investors may not, in fact, be authorized — pursuant to their charter documents, investment policies or other applicable provisions — to invest in the FuturesAccess Funds.

(2)
The Subscriber has had substantive business dealings with Merrill Lynch and/or a Merrill Lynch Financial Advisor for at least six months, and believes that Merrill Lynch and/or the Subscriber’s Merrill Lynch Financial Advisor should have sufficient information to be able to assess the Subscriber’s financial position, knowledge and sophistication.

(3)
The Subscriber (and the Subscriber’s financial advisors, if any) has sufficient knowledge and experience in financial and business matters that the Subscriber is capable of evaluating the merits and risks of an investment in a FuturesAccess Fund and of making an informed investment decision regarding the purchase of the Units, and the Subscriber is able to bear the economic risk of a speculative investment such as the FuturesAccess Funds, including the risk of losing the Subscriber’s entire investment.  The Subscriber understands that investments in FuturesAccess Funds are suitable only for a limited portion of the risk segment of the Subscriber’s portfolio, and represents that the Subscriber’s investments in the FuturesAccess Funds constitute only a limited portion of the Subscriber’s overall portfolio.

(4)
The Subscriber (and the Subscriber’s financial advisors, if any) has (i) received and carefully reviewed a copy of the Confidential Program Disclosure Document including the Part One (B) Confidential Program Disclosure Document:  Trading Advisor Information relating to the Trading Advisors for the FuturesAccess Funds in which the Subscriber proposes to invest, including without limitation the “Risk Factors” section thereof, and (ii) has carefully evaluated and understands the various risks of an investment in each FuturesAccess Fund, including without limitation the limited liquidity of the Units, absence of regulatory oversight and performance volatility of such FuturesAccess Funds, and the Subscriber can afford to bear such risks.

(5)
The Subscriber (and the Subscriber’s financial advisors, if any) has been afforded the opportunity to ask and receive complete and satisfactory answers to any questions and to obtain any additional information and materials the Subscriber has reasonably requested relating to any FuturesAccess Fund, its proposed operations, the private placement of the Units, the Trading Advisors and any other matters related thereto including any additional information which MLAI possesses or can acquire without unreasonable effort or expense that the Subscriber considers necessary to verify the accuracy of the information included in the Confidential Program Disclosure Document.

(6)	The Subscriber (and the Subscriber’s financial advisors, if any) has relied only on the information contained in the Confidential Program Disclosure Document in determining

__________________
U.S. Investors
FuturesAccess Program Subscription and Exchange Agreement

whether to subscribe for Units in a FuturesAccess Fund or FuturesAccess Funds, irrespective of any information the Subscriber may have been furnished as described above.

(7)
The Subscriber (and the Subscriber’s financial advisors, if any) understands that any performance information contained in the Confidential Program Disclosure Document should not be interpreted to mean that the applicable FuturesAccess Fund or Trading Advisor will have similar results in the future or avoid substantial losses.

(8)	The Subscriber (and the Subscriber’s financial advisors, if any) specifically recognizes and consents to the conflicts of interest described in the Confidential Program Disclosure Document.

(9)
The Subscriber (and the Subscriber’s financial advisors, if any) acknowledges that MLAI has established the business terms of each FuturesAccess Fund without arm’s-length negotiations with any representatives of prospective investors, and that no party has represented the investors in establishing the terms of any aspect of FuturesAccess.

(10)
The Subscriber (and the Subscriber’s financial advisors, if any) understands and agrees that Units will be redeemed and the FuturesAccess Funds’ fees calculated on the basis of estimated numbers (as well as subsequent revisions of such numbers), and that no retroactive adjustments will be made to reflect any differences between estimated and final numbers.

(11)
If the Subscriber is an entity, the Subscriber was not formed for the specific purpose of investing in any FuturesAccess Fund, and no more than 40% of the Subscriber’s assets are invested in any FuturesAccess Fund; furthermore, investors in the Subscriber participate in investments made by the Subscriber on a pro rata basis in accordance with each such investor’s interest in the Subscriber (except as necessary to comply with applicable laws or regulations).

(12)	(a)
The Subscriber, if not a benefit plan investor, as described below, on the date this Subscription Agreement is signed, agrees to notify MLAI immediately if the Subscriber becomes a benefit plan investor.

(b)	(i)
Benefit Plan Investors.  The Signatory has indicated on the Signature Page if the Subscriber is “benefit plan investor” and, if so, if the Subscriber is a Plan Assets entity, as defined below.  The term “benefit plan investor” refers to any “employee benefit plan” as defined in, and subject to the fiduciary responsibility provisions of ERISA, (ii) any “plan” as defined in and subject to Section 4975 of the Code, and (iii) any entity (a “Plan Assets Entity”) deemed for any purpose of ERISA or Section 4975 of the Code to hold assets of any such employee benefit plan or plan due to investments made in such entity by already described benefit plan investors.  Benefit plan investors include, but are not limited to, corporate pension and profit sharing plans, “simplified employee pension plans,” Keogh plans for self employed individuals (including partners), individual retirement accounts, medical benefit plans, life insurance plans, church plans that have elected to be subject to ERISA, bank commingled trust funds, or insurance company separate accounts, for such plans and accounts, and, under certain circumstances, all or a portion of the general account of an insurance company.

(ii)           If the Subscriber has indicated on the Signature Page both that it is a benefit plan investor and a Plan Assets Entity, the Subscriber hereby represents

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FuturesAccess Program Subscription and Exchange Agreement

and warrants that the percentage of the Plan Assets Entity’s equity interests held by benefit plan investors does not exceed the percentage set forth on the Signature Page.  To ease the administrative burden related to monitoring and updating this percentage, MLAI recommends that the Subscriber build in some cushion so that the Subscriber will not have to notify the MLAI if the percentage changes slightly.

(iii)           The Subscriber agrees to immediately notify MLAI upon any change to the foregoing representations.

(13)
If the Signatory is, or is acting on behalf of, an “employee benefit plan,” as defined in and subject to ERISA, or any “plan,” as defined in and subject to Section 4975 of the Code (a “Plan”), or a Plan Assets Entity (in which case, the following representations and warranties are made with respect to each Plan holding an investment in such Plan Assets Entity), the Signatory, in addition to the other representations and warranties set forth herein, further represents and warrants as, or on behalf of, the fiduciary (the “Plan Fiduciary”) of the Plan responsible for purchasing Units that:  (a) the Plan Fiduciary has considered an investment in the applicable FuturesAccess Fund(s) for such Plan in light of the risks relating thereto; (b) the Plan Fiduciary has determined that, in view of such considerations, the proposed investment in such FuturesAccess Fund(s) is consistent with the Plan Fiduciary’s responsibilities under ERISA; (c) the Plan’s investment in such FuturesAccess Fund(s) does not violate and is not otherwise inconsistent with the terms of any legal document constituting the Plan or any trust agreement thereunder; (d) the Plan’s investment in such FuturesAccess Fund(s) has been duly authorized and approved by all necessary parties; (e) none of the “Interested Parties” (as defined below):  (i) has investment discretion within respect to the investment of assets of the Plan used to purchase Units in such FuturesAccess Fund(s); (ii) has authority or responsibility to or regularly gives investment advice with respect to the assets of the Plan used to purchase units in such FuturesAccess Fund(s) for a fee and pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to the Plan and that such advice will be based on the particular investment needs of the Plan; or (iii) is an employer maintaining or contributing to the Plan; and (f) the Plan Fiduciary (i) is authorized to make, and is responsible for, the decision to invest in such FuturesAccess Fund(s), including the determination that such investment is consistent with the requirement imposed by Section 404 of ERISA that Plan investments be diversified so as to minimize the risks of large losses, (ii) is independent of the Interested Parties; and (iii) is qualified to make such investment decision.  The Signatory will, at the request of MLAI, furnish MLAI with such information as MLAI may reasonably require to establish that the purchase of Units by the Subscriber does not violate any provision of ERISA or the Code, including without limitation, those provisions relating to “prohibited transactions” by “parties in interest” or “disqualified persons,” as defined therein.  For purposes of the foregoing, “Interested Party” means MLAI, the Trading Advisors, the Selling Agent, MLIB, each Financial Advisor and any person whom the Plan Fiduciary knows to be an agent, employee or affiliate of any of the foregoing.

(14)
If the Subscriber is an insurance company using assets of its general account to purchase Units, the Subscriber hereby represents and warrants that none of such assets used to purchase the Units of any FuturesAccess Fund represent the assets of “employee benefit plans,” or the Subscriber has notified MLAI of the percentage of such assets that represents the assets of “employee benefit plans.”

(15)	The Subscriber understands that no federal or state agency or securities exchange has reviewed the Confidential Program Disclosure Document or the private placement of the

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FuturesAccess Program Subscription and Exchange Agreement

Units or has made any finding or determination as to the fairness of the business terms of an investment in any FuturesAccess Fund.

(16)
The Subscriber is acquiring Units for the Subscriber’s own account, as principal, for investment and not with a view to the resale or distribution of all or any of such Units, except as described in Section F:  Trustees, Agents, Representatives and Nominees, below.  The Subscriber understands that, based in part on the representations and warranties of the Subscriber, (i) the Units have not been and will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), the securities laws of any state, or the securities laws of any other jurisdiction, and (ii) no FuturesAccess Fund will be registered under the Investment Company Act of 1940, as amended (the “Company Act”).

B.           Program Restrictions on Exchanges and Transfers

(1)
The Subscriber acknowledges that MLAI is under no obligation to maintain the FuturesAccess Exchange Privilege and that such Exchange Privilege may be terminated at any time.  The Subscriber must not invest in any FuturesAccess Fund in reliance on the continuation of the Exchange Privilege.

(2)	In the event that one or more FuturesAccess Funds suspend redemptions or the calculation of net asset value, the Exchange Privilege with respect to such FuturesAccess Fund(s) will also be suspended.

(3)
The Subscriber acknowledges and agrees that:  (i) the transfer of the Subscriber’s Units is subject to restrictions in the Operating Agreement and requires the approval of MLAI, which approval may be withheld in MLAI’s sole discretion; (ii) the Units may not be transferred to any person that is not an “accredited investor” (as defined in Regulation D under the Securities Act); (iii) investments in the FuturesAccess Funds are illiquid; (iv) no market exists for the Units, and none is expected to develop; and (v) no FuturesAccess Fund will be listed on any exchange or otherwise regularly traded.

C.           Disclosures

(1)
The Subscriber confirms that none of MLAI, the FuturesAccess Funds, the Trading Advisors, the Selling Agent or any associate, affiliate, representative or advisor of any of the foregoing, guarantees the success of an investment in any FuturesAccess Fund or that substantial losses will not be incurred on such investment.

(2)
The Subscriber understands that the Selling Agent is not guaranteeing or assuming responsibility for the operation or possible liabilities of MLAI, any FuturesAccess Fund or any Trading Advisor, and that neither the Selling Agent nor MLAI will supervise or participate in any respect in the management or investment decisions for any FuturesAccess Fund.

(3)
The Subscriber understands that MLAI is an indirect subsidiary of Merrill Lynch & Co., Inc. (“ML&Co.”), as well as an affiliate of the Selling Agent which also serves as the commodity broker for each FuturesAccess Fund and receives brokerage commissions as well as interest income (or the equivalent) as a result of acting in such capacity.  The Subscriber also understands that MLIB, an affiliate of MLAI, may act as a forward currency counterparty for each FuturesAccess Fund.

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FuturesAccess Program Subscription and Exchange Agreement

(4)
The Subscriber understands that, as disclosed in the Confidential Program Disclosure Document, MLAI will received a portion of the advisory compensation which would otherwise be payable to the relevant Trading Advisor in respect of any FuturesAccess Fund.

(5)
The Subscriber understands that, as disclosed in the Memorandum, MLAI and/or another Merrill Lynch entity may provide the initial (“seed”) capital to enable a FuturesAccess Fund to begin trading before sufficient client capital has been raised to meet the minimum capitalization necessary for the Trading Advisor of such FuturesAccess Fund to implement its investment strategy, and will redeem such seed capital (if any) as provided in the Confidential Program Disclosure Document.  The Subscriber further understands that neither the Sponsor nor any other Merrill Lynch entity is obligated to seed any FuturesAccess Fund, and the Sponsor may dissolve any FuturesAccess Fund which the Sponsor and/or another Merrill Lynch entity has seeded at any time, irrespective of whether such FuturesAccess Fund has accepted client capital.

(6)
The Subscriber acknowledges and agrees that:  (i) the relevant FuturesAccess Funds may execute trades, including trades executed on a principal-to-principal basis, with affiliates of MLAI; and (ii) MLAI may invest the cash reserves of FuturesAccess Funds in short-term investment vehicles or deposit accounts managed or maintained by MLAI or an affiliate.

(7)
The Subscriber acknowledges and understands that Merrill Lynch may make the K-1s prepared for the Subscriber in connection with the Subscriber’s investments in the FuturesAccess Fund(s) accessible to the Subscriber’s Merrill Lynch Financial Advisor, and consents to its Financial Advisor having access to the Subscriber’s K-1s.

D.           Tax Issues

(1)
The Subscriber confirms, under penalty of perjury, that the Subscriber is a U.S. Person, as the term “U.S. Person” is defined in Section 7701(a)(30) of the Code, and the Subscriber undertakes to advise the FuturesAccess Fund and MLAI promptly in writing if the Subscriber ceases to be a U.S. Person during the term of the Subscriber’s investment in a FuturesAccess Fund.  The Subscriber understands that if at any time it ceases to be a U.S. Person, it may be subject to U.S. withholding tax or other consequences as well as being required to redeem out of the Program.

(2)
The Subscriber acknowledges that annual tax information received from the FuturesAccess Funds may not be received in sufficient time to permit the Subscriber to incorporate such information into the Subscriber’s own annual tax information prior to April 15 of each year; as a result, the Subscriber understands that it will likely be required to obtain extensions for filing the Subscriber’s U.S. federal, state and local income tax returns each year.

(3)
The Subscriber confirms that the Subscriber is not subject to backup withholding.  The Subscriber understands that the Program will not accept subscriptions from the Subscriber if the Subscriber is subject to backup withholding.

E.           Accuracy and Updating of Subscriber Information

(1)
The Subscriber represents that all the information, financial or otherwise, which the Subscriber has furnished to the applicable FuturesAccess Fund(s), the Selling Agent or the Subscriber’s Merrill Lynch Financial Advisor in connection with subscribing for Units

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FuturesAccess Program Subscription and Exchange Agreement

in any such FuturesAccess Fund(s), or which is set forth on the Signature Page, including all representations, warranties and agreements contained herein, is correct and complete as of the date as of which such information was furnished, and if there should be any material change in such information, the Subscriber will immediately notify MLAI and the Selling Agent and furnish revised or corrected information to MLAI.

(2)
The Subscriber agrees that the representations, warranties and agreements contained in this Subscription Agreement (including the Signature Page) shall be deemed to be repeated as of each date on which the Subscriber purchases Units of any FuturesAccess Fund.

(3)
The Subscriber agrees that the representations, warranties and agreements contained in this Subscription Agreement (including the Signature Page), and all other information regarding the Subscriber set forth on the Signature Page, and any or all other information which the Subscriber discloses to his or her Merrill Lynch Financial Advisor, may be used as a defense in any actions relating to any FuturesAccess Fund or the offering of its Units, and that it is only on the basis of such representations, warranties, agreements and other information that MLAI may be willing to accept the Subscriber’s subscription to any FuturesAccess Fund.

F.           Trustees, Agents, Representatives and Nominees

If the Subscriber is acting as trustee, agent, representative or nominee for an investor (a “Beneficial Owner”), the Subscriber understands and acknowledges that the representations, warranties and agreements made herein are made by the Subscriber (1) with respect to the Subscriber and (2) with respect to the Beneficial Owner.  The Subscriber further represents and warrants that it has all requisite power and authority from said Beneficial Owner to execute and deliver the Signature Page as well as to invest in any FuturesAccess Fund(s).  The Subscriber also agrees to indemnify each FuturesAccess Fund, MLAI and their respective affiliates and agents for any and all costs, fees and expenses (including legal fees and disbursements) in connection with any damages resulting from any misrepresentation or misstatement of the Subscriber contained herein or in the Signature Page or made by the Subscriber to the Subscriber’s Merrill Lynch Financial Advisor, or the assertion of the Subscriber’s lack of proper authorization from the Beneficial Owner to execute and deliver the Signature Page or to discharge the Subscriber’s obligations hereunder or thereunder.

G.           Money Laundering Prevention

The Subscriber’s subscription monies were not derived from activities that may contravene United States (federal or state) or international anti-money laundering laws and regulations.  The Subscriber is not (1) an individual, entity or organization named on a United States Office of Foreign Assets Control (“OFAC”) “watch list” and does not have any affiliation with any kind of such individual, (2) a foreign shell bank, (3) a person or entity resident in or whose subscription funds are transferred from or through a jurisdiction identified as non-cooperative by the Financial Action Task Force, (4) a senior foreign political figure,1 an immediate family member2 or close

1           A “senior foreign political figure” is defined as a senior official in the executive.  legislative, administrative.  military or judicial branches of a non-U.S. government (whether ejected or not), a senior official of a major non-U.S. political party, or a senior executive of a non-U.S. government-owned corporation.  In addition, a “senior foreign political figure” includes any corporation, business or other entity that has been formed by.  or for the benefit of, a senior foreign political figure.

2           “Immediate family” of a senior foreign political figure typically includes the figure’s parents, siblings, spouse, children and in-laws.

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associate3 of a senior foreign political figure within the meaning of the USA PATRIOT Act of 2001.4  The Subscriber agrees promptly to notify MLAI should the Subscriber become aware of any change in the information set forth in this representation.  The Subscriber acknowledges that, by law, MLAI may be obligated to “freeze the account” of the Subscriber, either by prohibiting additional subscriptions, declining any redemption requests and/or segregating the assets in the account in compliance with governmental regulations, and MLAI may also be required to report such action and to disclose the Subscriber’s identity to OFAC. The Subscriber represents and warrants that all of the information which it has provided to the Program in connection with this Subscription Agreement is true and correct, and agrees to provide any information MLAI or its agents deem necessary to comply with MLAI’s anti-money laundering program and related responsibilities from time to time.  If the Subscriber is an intermediary subscribing to the Program as a record owner in its capacity as agent, representative or nominee on behalf of one or more underlying investors (“Underlying Investors”), the Subscriber agrees that the representations, warranties and covenants are made by it on behalf of itself and the Underlying Investors.

II.           Further Advice and Assurances.  The Subscriber agrees to provide additional information regarding its investment experience, financial position or otherwise, to MLAI or the Selling Agent, as either may reasonably request.

If the Subscriber is an Entity, MLAI, in its sole discretion, may require the Subscriber to submit a copy of its articles of incorporation, by-laws, authorizing resolution, partnership agreement, trust agreement, operating agreement or other related documents, as the case may be.  Alternatively, Entities may be required to submit an opinion of counsel to the effect that the investment proposed to be made in the FuturesAccess Fund(s) by the Subscriber is authorized.

III.           Subscriber Eligibility.  THE SUBSCRIBER WILL BE REQUIRED TO REPRESENT ON THE SIGNATURE PAGE THAT THE SUBSCRIBER SATISFIES ONE OR MORE OF THE ELIGIBILITY REQUIREMENTS IN SECTION III.A BELOW AND QUALIFIES AS AN “ACCREDITED INVESTOR,” AS DEFINED IN REGULATION D UNDER THE SECURITIES ACT.

A.           Accredited Investor Requirements

Individual Subscribers

(1)
An individual that has an individual net worth or joint net worth with such individual’s spouse, in excess of $1,000,000.  “Net worth” for these purposes means the value of total assets at fair market value, including home, home furnishings and automobiles, less total liabilities.

or

(2)
An individual that (i) had individual income (exclusive of any income attributable to such individual’s spouse) of more than $200,000 for each of the past two years or joint income with such individual’s spouse in excess of $300,000 in each of those years and (ii) reasonably expects to reach the same individual income level, or the same joint income level, as the case may be, in the current year.

3           A “close associate” of a senior foreign political figure is a person who is widely and publicly known to maintain an unusually close relationship with the senior foreign political figure, and includes a person who is in a position to conduct substantial domestic and international financial transactions on behalf of the senior foreign political figure.

4           The United States “Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001”, Pub. L No. 107-56 (2001).

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FuturesAccess Program Subscription and Exchange Agreement

Entity Subscribers

(3)
A corporation, partnership, limited liability company, Massachusetts or similar business trust or tax-exempt organization described in Section 501(c)(3) of the Code, that (i) has total assets in excess of $5,000,000 and (ii) was not formed for the specific purpose of investing in the FuturesAccess Fund in question.

or

(4)
A revocable trust which may be amended or revoked at any time by the grantors thereof, and of which all of the grantors are “Accredited Investors” under either Section III.A (l) or Section III.A (2) above.

or

(5)
A trust (i) that has total assets in excess of $5,000,000, (ii) that was not formed for the specific purpose of investing in the FuturesAccess Fund in question and (iii) the investment decisions of which are directed by a person who has such knowledge and experience in business and financial matters as to be capable of evaluating the merits and risks of an investment in such FuturesAccess Fund.

or

(6)	A trust for which a bank or savings and loan association is acting as fiduciary in making the investment decision to subscribe to the FuturesAccess Fund in question.

or

(7)
A bank as defined in Section 3(a)(2) of the Securities Act, acting in its fiduciary or individual capacity, or a savings and loan association or other institution as defined in Section 3(a)(5) of the Securities Act.

or

(8)	An insurance company as defined in Section 2(13) of the Securities Act, acting in its individual capacity.

or

(9)	A broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended.

or

(10)	An investment company registered under the Company Act, or a business development company as defined in Section 2(a)(48) of the Company Act.

or

(11)	A Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958.

or

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FuturesAccess Program Subscription and Exchange Agreement

(12)
A plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, which plan has total assets in excess of $5,000,000.

or

(13)	A private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940, as amended.

or

(14)
An employee benefit plan within the meaning of Title I of ERISA where (i) the investment decision with respect to this investment is made by a plan fiduciary, as defined in Section 3(21) of ERISA, which is either a bank, savings and loan association, insurance company or registered investment adviser, (ii) the employee benefit plan has assets in excess of $5,000,000 or (iii) the plan is a self-directed plan, with investment decisions made solely by persons who are “Accredited Investors,” as defined in the Securities Act.

or

(15)	An Entity whose equity owners are each “Accredited Investors,” i.e., persons meeting the requirements set forth in any of Sections III.A (1)-(14) above.

IV.           Indemnity.  The Subscriber agrees to indemnify and hold harmless each FuturesAccess Fund, MLAI, the Selling Agent and each Investor in respect of all claims, actions, demands, losses, costs, expenses and damages, whether involving such parties or third parties, resulting from any inaccuracy in any of the Subscriber’s representations or warranties made to such FuturesAccess Fund, MLAI, the Selling Agent and/or the Subscriber’s Merrill Lynch Financial Advisor or from any breach of any of the Subscriber’s agreements contained in this Subscription Agreement (including the Signature Page), or from any unsuccessful securities proceeding brought by the Subscriber against any FuturesAccess Fund, MLAI or the Selling Agent.

V.           Acceptance of the Operating Agreement.  The Subscriber agrees that on the date designated by MLAI as the date when the Subscriber is admitted to a FuturesAccess Fund or FuturesAccess Funds into which the Subscriber is investing or exchanging, the Subscriber shall become a Limited Liability Company Member in each such FuturesAccess Fund.  The Subscriber hereby agrees to each and every term of the Operating Agreement for each such FuturesAccess Fund, to be bound by all of the terms and conditions of such Operating Agreement(s), and to perform any obligations therein imposed on the Subscriber.

VI.           Power of Attorney.  In connection with the acquisition of Units pursuant to this Subscription Agreement (and the related Signature Page), the Subscriber does hereby (in addition to, and not by way of limitation of, the Power of Attorney included in Section 10.02 of the Operating Agreement) irrevocably constitute and appoint MLAI and each officer thereof, individually, as the Subscriber’s true and lawful representative and attorney-in-fact, with full power of substitution, in the Subscriber’s name, place and stead:  (a)(i) to receive and pay over to the related FuturesAccess Fund(s) on behalf of the Subscriber, to the extent set forth in the Operating Agreement, all funds received hereunder and (ii) to complete or correct, on behalf of, and at the direction of, the Subscriber, all documents to be executed by the Subscriber in connection with the Subscriber’s subscription for Units, including, without limitation, filling in or amending amounts, dates and other pertinent information; and (b) to execute, acknowledge, swear to, file and record (if applicable) on the Subscriber’s behalf, and in the appropriate public offices if relevant:  (i) the Operating Agreement (including the power of attorney included therein); (ii) all instruments which MLAI may deem necessary or appropriate to reflect virtually any amendment, change or modification of

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the Operating Agreement or the Certificate of Formation, including of related FuturesAccess Fund(s); and (iii) all instruments, agreements, and documents which MLAI considers necessary to, or appropriate for, the operation of the related FuturesAccess Fund(s) as contemplated in the Confidential Program Disclosure Document and the Operating Agreement.

The Subscriber agrees and acknowledges that MLAI and the other Investors are relying on the continued validity of the foregoing Power of Attorney, and that the Power of Attorney granted hereby shall be deemed to be coupled with an interest, shall be irrevocable, and shall survive and not be affected by the subsequent death, incapacity, termination, bankruptcy, insolvency or dissolution of the Subscriber.

VII.           Governing Law; Consent To Jurisdiction.  THIS SUBSCRIPTION AGREEMENT (INCLUDING THE SIGNATURE PAGE) SHALL BE GOVERNED BY THE LAWS OF THE STATE OF DELAWARE WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. THE PARTIES HERETO CONSENT TO THE JURISDICTION OF THE STATE AND FEDERAL COURTS IN THE CITY, COUNTY AND STATE OF NEW YORK WITH RESPECT TO ANY PROCEEDING OR CLAIM ARISING HEREUNDER OR OTHERWISE IN RESPECT OF THE PROGRAM.

VIII.           General.  The Subscriber understands that this Subscription Agreement (including the Signature Page) submitted by the Subscriber, and the representations, warranties, agreements and other provisions hereof (and thereof) as well as all representations and warranties made by the Subscriber to the Subscriber’s Merrill Lynch Financial Advisor:  (a) shall be binding upon the Subscriber and the Subscriber’s legal representatives, successors and assigns; (b) shall survive the Subscriber’s admission as an Investor; and (c) may be executed (by executing the Signature Page) by the Subscriber and accepted by any FuturesAccess Fund in one or more counterparts as well as in facsimile, each of which shall be considered an original and all of which together shall constitute one instrument.

If any provision of this Subscription Agreement (including the Signature Page) submitted by the Subscriber is determined to be invalid or unenforceable under any applicable law, then such provision shall be deemed inoperative to the extent, and only to the extent, of such invalidity or unenforceability and only in the jurisdiction which reaches such determination.  Any such provision shall be deemed modified to conform with such applicable law.  Any provision hereof which may be held invalid or unenforceable under any applicable law shall not affect the validity or enforceability of any other provisions hereof, and to this extent the provisions hereof shall be severable.

IX.           Legends.

IN MAKING AN INVESTMENT DECISION, SUBSCRIBERS MUST RELY ON THEIR OWN EXAMINATION OF THE PROGRAM, THE APPLICABLE FUTURESACCESS FUND(S) AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. THE PROGRAM HAS NOT BEEN RECOMMENDED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, NONE OF THE FOREGOING AUTHORITIES HAS CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THE CONFIDENTIAL PROGRAM DISCLOSURE DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE UNITS ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT (A) WITH THE PRIOR WRITTEN CONSENT OF MLAI AND (B) AS PERMITTED UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. SUBSCRIBERS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE RISKS OF AN INVESTMENT IN THE FUTURESACCESS FUNDS FOR AN INDEFINITE PERIOD OF TIME.

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FuturesAccess Program Subscription and Exchange Agreement

For Georgia Investors Only.

THE UNITS HAVE BEEN ISSUED OR SOLD IN RELIANCE ON PARAGRAPH (13) OF THE CODE SECTION 10-5-9 OF THE GEORGIA SECURITIES ACT OF 1973, AND MAY NOT BE SOLD OR TRANSFERRED EXCEPT IN A TRANSACTION WHICH IS EXEMPT UNDER SUCH ACT OR PURSUANT TO AN EFFECTIVE REGISTRATION UNDER SUCH ACT.

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Total Merrill, Total Merrill (Design), and Merrill Lynch FuturesAccess are service marks of Merrill Lynch & Co., Inc.
©2007 Merrill Lynch, Pierce, Fenner & Smith Incorporated.  Printed in the U.S.A. Member, Securities Investor
Protection Corporation (SIPC).
FUT-P&E-0807